Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial highlights" in the Class I, and Class II Shares' Prospectus of Pioneer Bond VCT Portfolio, in the Class II Shares' Prospectus of Pioneer Cullen Value VCT
Portfolio, in the Class I, and Class II Shares' Prospectus of Pioneer Emerging Markets VCT Portfolio, in the Class I, and Class II Shares' Prospectus of
Pioneer Equity Income VCT Portfolio, in the Class I, and Class II Shares' Prospectus of Pioneer Fund VCT Portfolio, in the Class I Shares', and Class II Shares' Prospectus of Pioneer Growth Opportunities VCT Portfolio, in the Class I, and Class II Shares' Prospectus of Pioneer High Yield VCT Portfolio, in the Class II Shares' Prospectus of Pioneer Ibbotson Growth Allocation VCT Portfolio, in the Class I, and Class II Shares' Prospectus of Pioneer Ibbotson Moderate Allocation VCT Portfolio, in the Class I, and Class II Shares' Prospectus of Pioneer Mid Cap Value VCT Portfolio, in the Class I, and Class II Shares' Prospectus of Pioneer Real Estate Shares VCT Portfolio, and in the Class I, and Class II Shares' Prospectus of Pioneer Strategic Income VCT Portfolio; and "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information of Pioneer Variable Contracts Trust; and to the incorporation by reference of our report, dated February 11, 2011, on the financial statements and financial highlights of Pioneer Variable Contracts Trust in the Annual Report to the Shareowners for the year ended December 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 33-84546)of Pioneer Variable Contracts Trust.

                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 22, 2011